As filed with the United States Securities and Exchange Commission on August 29, 2025

Registration No. 333-289705

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Amendment No. 1
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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BTC Development Corp.
(Exact name of registrant as specified in its charter)

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Cayman Islands	6770	98-1816717
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2929 Arch Street, Suite 1703
Philadelphia, PA 19104
Tel: (267) 703-4396

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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Betsy Z. Cohen
c/o BTC Development Corp.
2929 Arch Street, Suite 1703
Philadelphia, PA 19104
Tel: (215) 701-9555

(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies to:

Todd A. Hentges Rahul K. Patel Morgan, Lewis & Bockius LLP 101 Park Avenue New York, New York 10178 Tel: (212) 309-6000	Douglas S. Ellenoff, Esq. Stuart Neuhauser, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 Tel: (212) 370-1300

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

BTC Development Corp. is filing this Amendment No. 1 (this “Amendment”) to its Registration Statement on Form S-1 (File No. 333-289705) as an exhibits-only filing to file the exhibits attached hereto. Accordingly, this Amendment consists only of the facing page, the explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement and the filed exhibits. The prospectuses are unchanged and have been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Legal fees and expenses	775,000
Accounting fees and expenses	175,000
SEC/FINRA Expenses	71,000
Nasdaq listing	85,000
Printing and engraving expenses	60,000
Miscellaneous expenses	40,000
Total offering expenses(1)	$1,206,000

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(1)      This amount represents additional expenses that may be incurred by us in connection with the offering over and above those specifically listed above, including distribution and mailing costs, transfer agent fees, warrant agent fees and trustee fees.

Item 14. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, civil fraud or the consequences of committing a crime. Our Amended and Restated Memorandum and Articles of Association provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud or willful default. We may purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

Upon our incorporation, our sponsors paid certain offering costs that aggregated to $25,000 and subsequently received 8,686,667 founder shares in exchange.

Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. Our sponsors are accredited investors for purposes of Rule 501 of Regulation D.

In addition, our sponsors, CCM and KBW have committed to purchase an aggregate of 760,000 placement units for an aggregate purchase price of $7.60 million in a private placement that will occur simultaneously with the closing of our initial public offering. This purchase will take place on a private placement basis simultaneously with the completion of our initial public offering. This issuance will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a)     Exhibits.    The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
3.1*	Amended and Restated Memorandum and Articles of Association currently in effect.
3.2*	Form of Amended and Restated Memorandum and Articles of Association to be in effect at the closing of the Initial Public Offering.
4.1*	Specimen Unit Certificate.
4.2*	Specimen Class A Ordinary Share Certificate.
4.3*	Specimen Warrant Certificate (included on Exhibit 4.4).
4.4*	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1*	Opinion of Maples and Calder (Cayman) LLP, Cayman Islands legal counsel to the Registrant.
5.2*	Opinion of Morgan, Lewis & Bockius, counsel to the Registrant.
10.1*	Promissory Note, dated as of July 27, 2025 issued to BTC Development Sponsor LLC
10.2*	Form of Letter Agreement among the Registrant and the Registrant’s securityholders named therein, and the officers and directors of the Registrant.
10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.4*	Form of Registration Rights Agreement between the Registrant and certain security holders.
10.5*	Securities Subscription Agreement, dated August 11, 2025, between the Registrant and BTC Development Sponsor LLC.
10.6*	Form of Placement Unit Subscription Agreement between the Registrant and BTC Development Sponsor LLC.
10.7*	Form of Placement Unit Subscription Agreement between the Registrant and CCM
10.8*	Form of Placement Unit Subscription Agreement between the Registrant and KBW
10.9*	Form of Indemnity Agreement.
10.10*	Form of Administrative Services Agreement, by and between the Registrant and BTC Development Sponsor LLC.
14*	Form of Code of Ethics.
23.1*	Consent of WithumSmith+Brown, PC.
23.2*	Consent of Maples and Calder (Cayman) LLP (included on Exhibit 5.1).
23.3*	Consent of Morgan, Lewis & Bockius (included on Exhibit 5.2).
24*	Power of Attorney (included on signature page of this Registration Statement).
99.1*	Form of Audit Committee Charter.
99.2*	Form of Compensation Committee Charter.
99.3*	Consent of Jonathan Kirkwood
99.4*	Consent of Andrew Hohns
99.5*	Consent of Grant Gilliam
99.6*	Consent of Bracebridge H. Young, Jr.
99.7*	Consent of Hersh Kozlov
101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document).
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
107	Filing Fee Table

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*        Previously filed.

(b)    Financial Statements.    See page F-1 for an index to the financial statements and schedules included in the registration statement.

Item 17. Undertakings.

(a)     The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)     The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)    For the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on the 29th day of August, 2025.

BTC Development Corp.
By:	/s/ Bracebridge H. Young, Jr.
Name:	Bracebridge H. Young, Jr.
Title:	President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Bracebridge H. Young, Jr.	President, Chief Executive Officer and Director	August 29, 2025
Bracebridge H. Young, Jr.	(Principal Executive Officer)
/s/ R. Maxwell Smeal	Chief Financial Officer	August 29, 2025
R. Maxwell Smeal	(Principal Financial Officer and Principal Accounting Officer)
*	Chairman of the Board of Directors	August 29, 2025
Betsy Z. Cohen
*	Director	August 29, 2025
Jonathan Kirkwood
*	Director	August 29, 2025
Andrew Hohns
*	Director	August 29, 2025
Grant Gilliam
*	Director	August 29, 2025
Hersh Kozlov
*By:	/s/ Bracebridge H. Young, Jr.
Bracebridge H. Young, Jr.
Attorney-in-Fact

Authorized Representative in the United States:

/s/ R. Maxwell Smeal
Name:	R. Maxwell Smeal
Title:	Chief Financial Officer
Date:	August 29, 2025

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